Exhibit 10.3
Execution Copy
July 29, 2008
Messrs.
L. Lowry Mays
Mark P. Mays, and
Randall T. Mays
200 East Basse Road
San Antonio, Texas 78209
          Re: Side Letter Agreement
Dear Lowry/Mark/Randall:
     This letter agreement relates to the Stockholders Agreement of even date herewith by and among CC Media Holdings, Inc., BT Triple Crown Merger Co., Inc., Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., L. Lowry Mays, Mark P. Mays, Randall T. Mays and the other parties thereto (the “ Stockholders Agreement ”).
     The purpose of this letter agreement is to supplement the agreements of the undersigned parties that are contained in the Stockholders Agreement. Accordingly, the Company, Capital IV, Capital V, L. Lowry Mays, Mark P. Mays, Randall T. Mays and the other undersigned Executive Stockholders hereby agree, on behalf of themselves and their respective Permitted Transferees, heirs, representatives, successors and permitted assigns, as follows:
     1. Whenever the term “Minimum Executive Holding Period” is used in the Stockholders Agreement in relation to L. Lowry Mays, Mark P. Mays or Randall T. Mays or any of their respective Permitted Transferees, that term will be deemed to mean the period commencing on the Closing Date and ending on the date that is the earlier of (a) the seventh anniversary of the Closing Date and (b) the third anniversary of the closing of the Qualified Public Offering.
     2. Each of L. Lowry Mays, Mark P. Mays and Randall T. Mays will be treated as a “Qualifying Holder” for purposes of the Stockholders Agreement with respect to any period of time during which such Executive establishes to the reasonable satisfaction of the Company that such Executive is an “affiliate” of the Company (as that term is used in Rule 144), even if such Executive does not then hold Shares that represent at least 1% of the then outstanding shares of Common Stock and therefore would not otherwise then qualify as a “Qualifying Holder” for purposes of the Stockholders Agreement.
     3. Section 7 of the Stockholders Agreement will not apply to L. Lowry Mays, Mark P. Mays or Randall T. Mays or any of their respective Permitted Transferees, including the respective undersigned Initial Executive Designee associated with such Executive. Instead, the agreements set forth in Exhibit A to this letter agreement, together with the capitalized terms used therein that are defined or referred to in Exhibit B to this letter agreement, will apply to each such Executive and each of such Executive’s Permitted Transferees as fully as though such agreements were contained in the Stockholders Agreement as Section 7 thereof and such capitalized terms were included with the terms defined or referred to in Section 12.2 thereof. Unless otherwise specified, references to Sections in this letter agreement or in either of the

Exhibits hereto are references to sections of the Stockholders Agreement (which, for purposes of this sentence, will be deemed to contain, in Section 7 thereof, the agreements set forth in Exhibit A to this letter agreement and, in Section 12.2 thereof, the capitalized terms used in such Exhibit or defined in Exhibit B to this letter agreement).
     4. This letter agreement applies only to the undersigned parties hereto and does not apply to, and is not to be construed as applying to, any other current or any future stockholder of the Company (whether as an amendment or modification of the Stockholders Agreement under Section 11.2 thereof, or otherwise), except for the respective Permitted Transferees of the undersigned Investors and Executive Stockholders that become party to the Stockholders Agreement in accordance with its terms.
     5. Except to the extent supplemented by this letter agreement or supplemented or otherwise modified by any subsequent written agreement of the undersigned parties hereto, the terms of the Stockholders Agreement will apply to each of the undersigned parties to this letter agreement as set forth therein. Capitalized terms that are used in this letter agreement and/or in any Exhibit to this letter agreement, but that are not defined in this letter agreement or in either of those Exhibits, have the respective meanings given to those terms in the Stockholders Agreement as in effect on the date hereof.
     6. This letter agreement may not be orally amended, modified, extended or terminated, nor shall any purported oral waiver of any of its provisions be effective. This letter agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, but only by an agreement in writing signed by the Company, a Requisite Capital IV Majority and each of the undersigned Executives who would be affected thereby. No amendment, modification, extension or termination of Section 7 of the Stockholders Agreement, or any waiver of any of the provisions thereof, will apply to any of the undersigned Executives, each of whose rights and obligations with respect to the subject matters of that Section are contained entirely in this letter agreement and the Exhibits hereto, each as amended, modified, extended, terminated or waived from time to time in accordance with this paragraph.
     7. This letter agreement is being entered into concurrently with the Stockholders Agreement and, like the Stockholders Agreement, will not become effective until the consummation of the Merger. If the Stockholders Agreement is terminated in accordance with its terms, this letter agreement will terminate automatically. If any of the undersigned parties withdraws from the Stockholders Agreement in accordance with its terms, that party will be deemed to have simultaneously withdrawn from this letter agreement without the need for any further action on part of that party or any of the other undersigned parties. No termination (in whole or in part) of, or withdrawal from, this letter agreement shall relieve any of the undersigned parties of liability for any breach by that party prior to such termination or withdrawal.
     8. No provision in this letter agreement will give, or be construed to give, any legal or equitable rights hereunder to any Person other than the undersigned parties hereto and their respective heirs, representatives, successors and permitted assigns.

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     9. Sections 12.1, 13.1, 13.2, 13.4, 13.5, 13.6, 14.1, 14.2 and 14.3 of the Stockholders Agreement are hereby made part of this letter agreement as if each of those sections of the Stockholders Agreement were set forth herein, mutatis mutandis.

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     If you agree with us that this letter agreement correctly reflects the terms of the agreements that the Company, Capital IV, Capital V, L. Lowry Mays, Mark P. Mays, Randall T. Mays and the Initial Executive Designees intend to have supplement their agreements in the Stockholders Agreement, then please kindly acknowledge the same by signing in the space provided below.

Sincerely, CC MEDIA HOLDINGS, INC.
By:	/s/ Scott M. Sperling
	Name:	Scott M. Sperling
	Title:	President

CLEAR CHANNEL CAPITAL IV, LLC
By:	/s/ Edward J. Han
	Name:	Edward J. Han
	Title:	Vice President

CLEAR CHANNEL CAPITAL V, L.P.
By:	CC Capital V Manager, LLC, its general partner

By:	/s/ Edward J. Han
	Name:	Edward J. Han
	Title:	Vice President

[SIGNATURE PAGE TO LETTER AGREEMENT]

MAYS EXECUTIVES

L. LOWRY MAYS
/s/ L. Lowry Mays

MARK P. MAYS
/s/ Mark P. Mays

RANDALL T. MAYS
/s/ Randall T. Mays

[SIGNATURE PAGE TO LETTER AGREEMENT]

LLM PARTNERS, LTD.
By:	LL MAYS MANAGEMENT, LLC

By:	/s/ L. Lowry Mays
	Name:	L. Lowry Mays
	Title:	Authorized Person

MPM PARTNERS, LTD.
By:	MP MAYS MANAGEMENT, LLC

By:	/s/ Mark P. Mays
	Name:	Mark P. Mays
	Title:	Authorized Person

RTM PARTNERS, LTD.
By:	RT MAYS MANAGEMENT, LLC

By:	/s/ Randall T. Mays
	Name:	Randall T. Mays
	Title:	Authorized Person

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Exhibit A
7.	COMPANY CALL OPTION AND EXECUTIVE SALE RIGHTS.
     7.1. Call Option Upon Termination. Upon any termination of a Mays Executive’s employment with the Company or any of its subsidiaries, the Company will have the right to purchase Executive Shares held by such Mays Executive or any of his Executive Designees or originally issued to such Mays Executive or any of his Executive Designees but held by one or more Persons that acquired such Shares as Permitted Transferees of such Mays Executive or any of such Executive Designees (as to a given Mays Executive, such Mays Executive and all such other Persons, collectively, such Mays Executive’s “Call Group”) to the extent, and on the terms and conditions, specified in this Section 7.1 (each such right, a “Call Option”).
     7.1.1. Termination Events; Resulting Call Rights.
     (a) Termination due to Death or Disability. If such termination is the result of the death or Disability of such Mays Executive, then the Company will have the right to purchase all or any portion of the New Option Shares held by such Mays Executive’s Call Group at a per Share price equal to the Fair Market Value thereof.
     (b) Termination by the Company other than for Cause or by a Mays Executive for Good Reason. If such termination is the result of (i) a termination by the Company or any of its subsidiaries other than for Cause (or Disability) or (ii) a termination by such Mays Executive for Good Reason, then, in either such event, the Company will have the right to purchase all or any portion of the New Option Shares held by such Mays Executive’s Call Group at a per Share price equal to the Fair Market Value thereof.
     (c) Termination for Cause. If such termination is the result of a termination by the Company or any of its subsidiaries for Cause, then the Company will have the right to purchase all or any portion of (i) the Vested Restricted Shares, Purchased Shares and Rollover Option Shares held by such Mays Executive’s Call Group, in each case at a per Share price equal to the respective Fair Market Value thereof, and (ii) the New Option Shares held by such Call Group at a per Share price equal to the lesser of the Fair Market Value thereof and the Cost thereof.
     (d) Termination by a Mays Executive other than for Good Reason. If such termination is the result of a termination by such Mays Executive other than for Good Reason, then the Company will have the right to purchase all or any portion of (i) the Purchased Shares and Rollover Option Shares held by such Mays Executive’s Call Group, in each case at a per Share price equal to the respective Fair Market Value thereof, and (ii) the New Option Shares held by such Call Group at a per Share price equal to the lesser of the Fair Market Value thereof and the Cost thereof.

     (e) Retirement. If such termination is the result of Retirement by such Mays Executive, then the Company will have the right to purchase all or any portion of the New Option Shares held by such Mays Executive’s Call Group at a per Share price equal to the Fair Market Value thereof.
     7.1.2. Notices. Any Call Option may be exercised by delivery of written notice thereof (the “Call Notice”) to all members of the applicable Call Group from whom the Company has elected to purchase Shares by no later than the Call Notice Due Date. The Call Notice shall identify the Shares with respect to which the Company has elected to exercise the Call Option and the purchase price therefor (as calculated above under the applicable provision of Section 7.1.1). For purposes of this Section 7, the “Call Notice Due Date” shall mean the date that is six months after the effective date of the applicable termination of employment; provided that, as to any Option Shares first acquired by the applicable Mays Executive or any other member of such Mays Executive’s Call Group on or after such date, the Call Notice Due Date shall be extended until the date that is one month after the date such Option Shares were first acquired by such Mays Executive or other member of such Call Group (such date of acquisition, the “Option Exercise Date”); provided, further, that in the case of a termination of employment of a type described in Section 7.1.1(b) or 7.1.1(e): (i) a Call Option may not be exercised as to any Option Shares, until the date that is six months and one day after the Option Exercise Date with respect to such Option Shares; and (ii) the “Call Notice Due Date” shall mean the date that is no later than the later of (x) the date that is six months after the effective date of such termination of employment and (y) the date that is nine months after the last Option Exercise Date (in the case of any such Option Shares).
     7.1.3. Determination Date. The purchase price for any Shares to be purchased pursuant to a Call Option shall be determined as of the date the applicable Call Notice is delivered.
     7.1.4. No Modification of Vesting, Etc.. The rights of the Company and the Investors to purchase Executive Shares under this Section 7.1 are in addition to, and do not modify, any vesting provisions or other terms of any restricted stock, stock option, subscription or other agreement or plan applicable to any Executive Shares.
     7.1.5. Payments. Any payment required to be made by the Company or the Investors to a Call Group under any provision of this Section 7.1 shall be made in cash.
     7.1.6. Closing.
     (a) Except as otherwise agreed in writing by the Company and the Mays Executive whose Call Group’s Executive Shares are the subject of a Call Notice, the closing of any purchase and sale of Executive Shares pursuant to this Section 7.1 shall take place at the principal executive office of the Company as soon as reasonably practicable, and in any event not later than the date that is the later of (i) 15 business days after the delivery of the applicable Call Notice and (ii) five business days after all determinations of Fair Market Value by a nationally-recognized investment bank that are required under clause (b) of the definition of “Fair Market Value” (any such determination, an “Appraisal”) in connection with such purchase and sale have become final; provided that such closing may be extended at the election of a Requisite Capital IV Majority and the Company solely to the extent necessary to obtain any applicable governmental or regulatory approval. If the closing of any purchase and sale of Executive Shares is extended by a Requisite Capital IV Majority pursuant to Section 7.1.7 or the preceding proviso clause, in either case for more than 30 days after the delivery of the Call Notice for such Executive Shares, then the aggregate purchase price therefor shall accrue interest from and after such 30th day at a per annum interest rate equal to the prime rate as reported by JPMorgan Chase at such time through the date payment is finally made, such rate of interest to increase by 100 basis points on each three-month anniversary of such 30th day; provided, however, that in no event will the per annum rate of interest in effect under this Section 7.1.6(a) exceed 12%. In a case where an Appraisal is conducted in connection with a purchase and sale of Executive Shares under this Section 7.1, (A) interest shall begin to accrue under the preceding sentence only if the closing of such purchase and sale has not occurred within 45 days after the engagement of the investment bank conducting such Appraisal (in which case all references in the preceding sentence to such “30th day” will be deemed to be replaced with a reference to the 45th day after such engagement); and (B) no interest shall be due if the Fair Market Value of such Executive Shares, as determined by the investment bank conducting such Appraisal, is not more than 110% of the determination of the Fair Market Value of such Executive Shares by the Board set forth in the Call Notice for such Executive Shares. In any event, except as otherwise agreed in writing by the Company and the Mays Executive whose Call Group’s Executive Shares are the subject thereof, the closing of any purchase and sale of Executive Shares under this Section 7.1 that has been extended or has otherwise been delayed for more than 30 days after the delivery of the Call Notice for such Executive Shares shall take place as soon as practicable (and in any event within five business days) after the circumstances giving rise to such extension or delay no longer exist.
     (b) At the closing of any purchase and sale of Executive Shares pursuant to this Section 7.1, the holders of Shares to be sold shall deliver to the Company and/or the Investors and any applicable Investor Designees a certificate or certificates representing the Shares to be purchased by the Company and/or the Investors and any applicable Investor Designees duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any Adverse Claim, with all necessary stock (or equivalent) transfer tax stamps affixed, and the Company and/or the Investors and Investor Designees shall pay to such holder by certified or bank check or wire transfer of immediately available funds the purchase price of the Shares being purchased by the Company and/or the Investors, less any taxes required to be withheld in respect of such purchase and sale under applicable law. The receipt of consideration by any Person selling Shares pursuant to this Section 7.1 shall be deemed a representation and warranty by such Person that (a) such Person has full right, title and interest in and to such Shares, (b) such Person has all necessary power and authority and has taken all necessary action to sell such Shares as contemplated and (c) such Shares are free and clear of any and all Adverse Claims.
     7.1.7. Investor Call Option. If the Company elects not to purchase pursuant to 7.1 all Executive Shares that are held by a Call Group, then the Company shall notify each Investor and each Investor may purchase, or elect to have one or more Investor Designees purchase, such Investor’s Ratable Share of the remaining Shares for the same purchase price(s) and on the same terms and conditions as the Company would be entitled to purchase such Shares under this Section 7.1; provided, however, that, notwithstanding the provisions of Section 7.1.6(a), if Investors or Investor Designees elect to take part in the purchase of such remaining Shares, then a Requisite Capital IV Majority may extend the closing date for up to 15 business days solely to the extent necessary to obtain equity financing for such purchase. Without limiting the generality of the foregoing sentence, any exercise of such right by one or more Investors (or their Investor Designees) shall be made by notice to the applicable Call Group within the applicable time period set forth in Section 7.1.2. In addition, if the closing of any purchase and sale of Executive Shares by the Company pursuant to Section 7.1 is extended in accordance with Section 7.1.6(a) to obtain any applicable governmental or regulatory approval, then the Company may assign to the Investors the right to purchase (which the Investors may assign to their respective Investor Designees) their respective Ratable Shares of the Executive Shares that are the subject of such purchase and sale for the same purchase price (including interest, if applicable) and on the same terms and conditions as the Company would be entitled to purchase such Shares under this Section 7.1. If any Investor agrees to forego its full Ratable Share of any Shares that it is entitled to purchase under this Section 7.1.7, the remainder shall be made available to the other Investors in proportion to their respective Ratable Shares (unless the Investors otherwise agree). The Company or any Investor or Investor Designee purchasing Executive Shares pursuant to this Section 7.1.7 may, at any time following the purchase and sale thereof, require that the Executive Shares being purchased by such Investor or Investor Designee be converted by the Company into shares of Class C Stock in accordance with the Company’s certificate of incorporation.
     7.2. Certain Public Sale Rights. Upon any termination of a Mays Executive’s employment with the Company or any its subsidiaries, such Mays Executive, each of his Executive Designees and each Person holding Executive Shares who acquired them as a Permitted Transferee of such Mays Executive or any of such Executive Designees (as to a given Mays Executive, such Mays Executive and all such other Persons, collectively, such Mays Executive’s “Sale Group”) will have the right, subject to Section 7.2.2 and Sections 3.3, 3.5, 3.6 and 3.7, to sell shares of Common Stock to the public pursuant to Rule 144, to the extent, and on the terms and conditions, specified in this Section 7.2 (any such sale, a “Permitted Public Transfer”), notwithstanding that such a Transfer might not otherwise then be permitted by Section 3.1.4. Executive Shares sold in Permitted Public Transfers pursuant to this Section 7.2 shall conclusively be deemed thereafter not to be Shares under this Agreement.
     7.2.1. Termination Events; Resulting Public Sale Rights.

     (a) Termination due to Death or Disability. If such termination is the result of the death or Disability of such Mays Executive, then, subject to Section 7.2.2, at any time during the respective Permitted Sale Period applicable to such Executive Shares, each member of such Mays Executive’s Sale Group will have the right to sell in one or more Permitted Public Transfers all or any portion of the Vested Restricted Shares, Purchased Shares, Rollover Option Shares and New Option Shares held by such member (other than any New Option Shares that are then subject to a valid Call Notice under Section 7.1.2).
     (b) Termination by Company other than for Cause or Termination by Mays Executive for Good Reason. If such termination is the result of (i) a termination by the Company or any of its subsidiaries other than for Cause or (ii) a termination by such Mays Executive for Good Reason, then, in either such event, subject to Section 7.2.2, at any time during the respective Permitted Sale Period applicable to such Executive Shares, each member of such Mays Executive’s Sale Group will have the right to sell in one or more Permitted Public Transfers all or any portion of the Vested Restricted Shares, Purchased Shares and Rollover Option Shares held by such member.
     (c) Retirement. If such termination is the result of the Retirement of such Mays Executive, then, subject to Section 7.2.2, at any time during the Permitted Sale Period applicable to such Executive Shares, each member of such Mays Executive’s Sale Group will have the right to sell in one or more Permitted Public Transfers all or any portion of the Vested Restricted Shares held by such member.
     7.2.2. Rights of First Offer. If a member of a Sale Group proposes to make a Permitted Public Transfer of any shares of Common Stock in accordance with Section 7.2.1, then, prior to making such Permitted Public Transfer, such member (the “Transferring Executive Stockholder”) must comply with this Section 7.2.2.
     (a) Notice. The Transferring Executive Stockholder shall notify the Company and each of the Investors of such Transferring Executive Stockholder’s intention to make a Permitted Public Transfer (the “ROFO Notice”). The ROFO Notice shall identify the number of Shares that are the subject of the proposed Permitted Public Transfer (the “ROFO Shares”) and shall constitute an irrevocable offer to Transfer the ROFO Shares to the Company and the Investors and their respective Investor Designees, on the basis described in this Section 7.2.2, for the per Share purchase price set forth in the ROFO Notice (the “ROFO Price”).
     (b) Company Option. The Company will have the right to purchase all or any portion of the ROFO Shares by giving written notice (the “Company Acceptance Notice”) to the Transferring Executive Stockholder and the Investors as to the number of ROFO Shares that the Company is willing to purchase by no later than the date that is five business days after the date the ROFO Notice is effective (the “Company ROFO Period”).

     (c) Investor Option. If the Company does not elect to purchase all of the ROFO Shares by the end of the Company ROFO Period, the Transferring Executive Stockholder shall provide the Investors with an additional notice (the “Second ROFO Notice”) on the last day of the Company ROFO Period that identifies the ROFO Shares that the Company has declined to purchase (the “Remaining ROFO Shares”). Each Investor will have the right to purchase, or to cause one or more of its Investor Designees to purchase, up to such Investor’s Ratable Share of the Remaining Shares by giving written notice (an “Investor Acceptance Notice”) to the Transferring Executive Stockholder and the other Investors as to the number of Remaining ROFO Shares that such Investor and/or its Investor Designees are willing to purchase by no later than the date that is two business days after the date the Second ROFO Notice is effective (the “Extended ROFO Period”); provided that if any Investor declines to purchase (and does not designate any Persons to purchase as such Investor’s Investor Designees) such Investor’s Ratable Share of the Remaining ROFO Shares, the Remaining ROFO Shares that such Investor has declined to purchase shall be made available to the each of the other Investors and their respective Investor Designees that have delivered an Investor Acceptance Notice pro rata to such Investors’ respective Ratable Shares unless any such other Investor has specified in its Investor Acceptance Notice an unwillingness to participate in such a reallocation. The Company or any Investor or Investor Designee purchasing Remaining ROFO Shares pursuant to this Section 7.2.2 may, at any time following the purchase and sale thereof, require that such Remaining ROFO Shares be converted by the Company into shares of Class C Stock in accordance with the Company’s certificate of incorporation.
     (d) Closing.
     (i) Except as otherwise agreed in writing by the Transferring Executive Stockholder, the Company and a Requisite Capital IV Majority, the closing of any purchase and sale of ROFO Shares by the Company and/or the Investors or their Investor Designees pursuant to this Section 7.2 shall take place at the principal office of the Company as soon as reasonably practicable and in no event later than 15 business days after the delivery of the applicable ROFO Notice; provided that if any Investors or their Investor Designees are participating in such purchase and sale, such closing may be extended solely to the extent necessary to obtain equity financing for such purchase for an additional 15 business days by a Requisite Capital IV Majority; provided, further, that, in any case, such closing may be extended at the election of a Requisite Capital IV Majority and the Company solely to the extent necessary to obtain any applicable governmental or regulatory approval. If the closing of any purchase and sale of ROFO Shares is extended by a Requisite Capital IV Majority pursuant to either or both of the two preceding proviso clauses for more than 30 days after the delivery of the applicable ROFO Notice, then the aggregate purchase price therefor shall accrue interest from and after such 30th day at a per annum interest rate equal to the prime rate as reported by

JPMorgan Chase at such time through the date payment is finally made, such rate of interest to increase by 100 basis points on each three-month anniversary of such 30th day; provided, however, that in no event will the per annum rate of interest in effect under this Section 7.2.2(d) exceed 12%. In any event, except as otherwise agreed in writing by the Transferring Executive Stockholder, the Company and a Requisite Capital IV Majority, the closing of any purchase and sale of ROFO Shares under this Section 7.2.2 that has been extended or has otherwise been delayed for more than 30 days after the delivery of the ROFO Notice under this Section 7.2.2 for such purchase and sale shall take place as soon as practicable (and in any event within five business days) after the circumstances giving rise to such extension or delay no longer exist.
     (ii) At such closing, the Transferring Executive Stockholder shall deliver to the Company and/or the Investors and any applicable Investor Designees a certificate or certificates representing the ROFO Shares to be purchased by the Company and/or the Investors and any applicable Investor Designees duly endorsed, or with stock powers duly endorsed, for transfer with signature guaranteed, free and clear of any Adverse Claim, with any necessary stock transfer tax stamps affixed, and the Company and/or the Investors and any Investor Designees shall pay to the Transferring Executive Stockholder the purchase price for the respective ROFO Shares that the Company and/or the Investors and any Investor Designees are purchasing by certified or bank check or wire transfer of immediately available funds, less any taxes required to be withheld in respect of the purchase and sale of any of such ROFO Shares under applicable law. The receipt of consideration for any ROFO Shares being sold pursuant to this Section 7.2 shall be deemed a representation and warranty by the Transferring Executive Stockholder that (a) the Transferring Executive Stockholder has full right, title and interest in and to such ROFO Shares, (b) the Transferring Executive Stockholder has all necessary power and authority and has taken all necessary action to sell such ROFO Shares as contemplated and (c) such ROFO Shares are free and clear of any and all Adverse Claims.
     (e) Permitted Public Sale. If the Company, the Investors and the Investor Designees do not purchase all of the ROFO Shares in accordance with this Section 7.2.2, then the Transferring Executive Stockholder may proceed with a Permitted Public Transfer with respect to the remaining balance of the ROFO Shares until the end of the respective Permitted Sale Period, but shall not Transfer any other shares of Common Stock in a Permitted Public Transfer without first complying with this Section 7.2.2. In addition, except as otherwise agreed by the Transferring Executive Stockholder, the Company and a Requisite Capital IV Majority, if, at any time during such Permitted Sale Period, the Transferring Executive Stockholder desires to make a Permitted Public Transfer of any such ROFO Shares for a per Share price that is less than 95% of the ROFO Price, then such Transferring Executive Stockholder must once again comply with the provisions of this Section 7.2.2 before doing so; provided, however, that each applicable period for giving notice to which reference is made in Section 7.2.2(b) and 7.2.2(c) will be one business day or such longer period as the Transferring Executive Stockholder, the Company and a Requisite Capital IV Majority may agree.
7.3. Put Option.
     7.3.1. Restricted Shares. Until the end of a Permitted Sale Period following the termination of the employment of any Mays Executive with the Company or any of its subsidiaries during which such Mays Executive and the other members of his Sale Group are permitted to sell Vested Restricted Shares in Permitted Public Transfers in accordance with Section 7.2 such Mays Executive will have the right to require the Company to purchase all or any portion of such Vested Restricted Shares at a per Share price equal to the Fair Market Value thereof (such right, the “Restricted Stock Put Option”), determined as of the Closing (in the case of a termination of employment of a type described in Section 7.2.1(a) or 7.2.1(b)) or as of the date the Put Notice related thereto is delivered (in the case of a termination of employment of a type described in Section 7.2.1(c)).
     7.3.2. Other Shares. If, following any termination of the employment of any Mays Executive with the Company or any of its subsidiaries that is of a type described in Section 7.2.1(a) or 7.2.1(b), such Mays Executive and the other members of such Mays Executive’s Sale Group comply with the requirements of Section 7.2 and use commercially reasonable good faith efforts to sell in Permitted Public Transfers the Purchased Shares, Rollover Option Shares and, in the case of a termination of employment of a type described in Section 7.2.1(a), New Option Shares they are permitted to sell under Section 7.2, but are unable to sell all such Executive Shares by the end of the Permitted Sale Period applicable thereto, then, subject to the terms and conditions of this Section 7.3, such Mays Executive will have the right to require the Company to purchase under this Section 7.3.2 all or any portion of such Executive Shares that have not been sold (any such Executive Shares, “Other Put Eligible Shares”), in each case at a per Share price equal to the respective Fair Market Value thereof (such right, the “Other Stock Put Option”; the Restricted Stock Put Option and the Other Stock Put Option, each a “Put Option”), determined as of the date on which the Put Notice applicable thereto is delivered.
     7.3.3. Exercise; Notice. Subject to the terms and conditions of this Section 7.3, (a) a Mays Executive may exercise the Restricted Stock Put Option with respect to all or any portion of the Vested Restricted Shares held by such Mays Executive and the other members of his Sale Group on a single occasion by delivery of written notice (a “Put Notice”) on any date during the respective Permitted Sale Period applicable such Vested Restricted Shares; and (b) a Mays Executive may exercise the Other Stock Put Option with respect to all or any portion of the Other Put Eligible Shares held by such Mays Executive and the other members of his Sale Group by delivery of written notice (a “Put Notice”) on the first business day after the last day of the respective Permitted Sale Period applicable to such Other Put Eligible Shares.

     7.3.4. Determination Date; Payment. The purchase price for any Executive Shares that are the subject of a valid Put Notice (any such Executive Shares, “Put Shares”) shall be determined as of the applicable date specified in Section 7.3.1 (in the case of the Restricted Stock Put Option) or in Section 7.3.2 (in the case of the Other Stock Put Option). The Company shall deliver the applicable Mays Executive a written notice setting forth such purchase price within five business days following the receipt of any applicable Put Notice. Any payment required to be made by the Company or the Investors or any Investor Designees to the applicable Call Group under any provision of this Section 7.3 shall be made in cash.
     7.3.5. Restricted Payments.
     (a) If (i) any payment of cash by the Company otherwise required by this Section 7.3 or any distribution to the Company from any of its subsidiaries of cash in the amount of any payment otherwise required to be made by the Company under this Section 7.3 would result in, or give rise to, a breach or violation of, or any default or right or cause of action under, any agreement of the Company or any of its subsidiaries that relates to indebtedness, or (ii) the Board determines in good faith that the authorization or making of any such payment or distribution (A) would be detrimental to the Company and its subsidiaries given their financial condition and liquidity requirements at such time or (B) would constitute a violation of law or of the Board’s fiduciary duties, then, in either case (i) or (ii), the Company will have the right to postpone the making of such payment until such time as it may do so, or may cause a distribution from any of its subsidiaries to do so, without giving rise to any of the circumstances described in clause (i) or (ii). Without duplication of any interest chargeable under Section 7.3.6, any payments that are required to be postponed under this Section 7.3.5, if postponed for more than a 30-day period, shall accrue interest from and after the end of such 30-day period at a per annum rate equal to the prime rate as reported by JPMorgan Chase at such time through the date payment is finally made, such rate of interest to increase by 100 basis points on each three-month anniversary of the end of such 30-day period; provided, however, that in no event will the per annum rate of interest in effect under this Section 7.3.5 exceed 12%. The Company shall pay any amount required under Section 7.3 (together with interest accrued thereon, as calculated in accordance with this Section 7.3.5) that is postponed in accordance with this Section 7.3.5 as soon as practicable (and in any event within five business days) after the Company can do so without giving rise to any of the circumstances described in clause (i) or (ii) of this Section 7.3.5.
     (b) The Company agrees to use good faith efforts to resist any amendment proposed by its current or future lenders to the terms of the senior credit facility of the Company and its subsidiaries that by its express terms would prevent the Company from satisfying its obligations under any valid Put Option without availing itself of the provisions of Section 7.3.5(a); provided, however, that nothing in this Section 7.3.5(b) will prevent the Company from agreeing to such an amendment if it believes that doing so is in the best interests of the Company.

     7.3.6. Closing.
     (a) Except as otherwise agreed in writing by the Company, a Requisite Capital IV Majority and the Mays Executive exercising the applicable Put Option, the closing of any purchase and sale of Put Shares pursuant to the exercise of any Put Option pursuant to this Section 7.3 shall take place at the principal office of the Company as soon as reasonably practicable and in no event later than the date that is the later of (i) 15 business days after the delivery of the Put Notice applicable to such Put Option and (ii) five business days after all Appraisals, if any, conducted in connection with such Put Option have become final; provided that such closing may be extended at the election of a Requisite Capital IV Majority and the Company solely to the extent necessary to obtain any applicable governmental or regulatory approval. If the closing of any purchase and sale of Put Shares is extended by a Requisite Capital IV Majority pursuant to Section 7.3.7 or the preceding proviso clause, in either case for more than 30 days after the delivery of the applicable Put Notice, then the purchase price therefor shall accrue from and after the 30th day at a per annum interest rate equal to the prime rate as reported by JPMorgan Chase at such time through the date payment is finally made, such rate of interest to increase by 100 basis points on each three-month anniversary of such 30th day; provided, however, that in no event will the per annum rate of interest in effect under this Section 7.3.6 exceed 12%. In a case where an Appraisal is conducted in connection with a purchase and sale of Put Shares under this Section 7.3, (A) interest shall begin to accrue under the preceding sentence only if the closing of such purchase and sale has not occurred within 45 days after the engagement of the investment bank conducting such Appraisal (in which case all references in the preceding sentence to such “30th day” will be deemed to be replaced with a reference to the 45th day after such engagement); and (B) no interest shall be due if the Fair Market Value of such Put Shares, as determined by the investment bank conducting such Appraisal, is not more than 110% of the determination of the Fair Market Value of such Put Shares by the Board set forth in the Put Notice applicable to such Put Shares. In any event, except as otherwise agreed in writing by the Company, a Requisite Capital IV Majority and the Mays Executive exercising the applicable Put Option, the closing of any purchase and sale of Put Shares under this Section 7.3 that has been extended or has otherwise been delayed for more than 30 days under this Section 7.3 after the delivery of the Put Notice for such Put Shares shall take place as soon as practicable (and in any event within five business days) after the circumstances giving rise to such extension or delay no longer exist.
     (b) At the closing of any purchase and sale of Put Shares following the exercise of any Put Option, each member of the Sale Group selling Put Shares shall deliver to the Company and/or the Investors and any applicable Investor Designees a certificate or certificates representing the Shares to be purchased by the Company and/or the Investors or any applicable Investor Designees duly endorsed, or with stock powers duly endorsed, for transfer with signature guaranteed, free and clear of any Adverse Claim, with any necessary stock transfer tax stamps affixed, and the Company and/or the Investors and Investor

Designees shall pay to such member the purchase price for such Put Shares by certified or bank check or wire transfer of immediately available funds, less any taxes or other amounts required to be withheld under applicable law. The receipt of consideration for any Shares being sold pursuant to any Put Option shall be deemed a representation and warranty by the Person receiving such consideration that (a) such Person has full right, title and interest in and to such Shares, (b) such Person has all necessary power and authority and has taken all necessary action to sell such Shares as contemplated and (c) such Shares are free and clear of any and all Adverse Claims.
     7.3.7. Assignment. The Company may at any time assign its obligation, in whole or in part, to purchase any Put Shares that are subject to a valid Put Option to any Investors that agree in writing to accept the same. If one or more Investors agree in writing to accept such obligation, in whole or in part, then each of those Investors may elect to purchase (or elect to have an Investor Designee purchase) up to such Investor’s Ratable Share of the Put Shares in question for the same purchase price(s) (including any interest thereon, if applicable) and on the same terms and conditions as the Company would be required to purchase such Put Shares under this Section 7.3; provided, however, that, notwithstanding the provisions of Section 7.3.6(a), if Investors or Investor Designees take part in a purchase and sale of Put Shares, then a Requisite Capital IV Majority may extend the closing date for up to 15 business days solely to the extent necessary to obtain equity financing for such purchase; provided, further, however, that Investors and Investor Designees taking part in any such purchase and sale of Put Shares may not avail themselves of the provisions of Section 7.3.5 to postpone the payment of such purchase price(s) (or interest thereon, if applicable), it being understood that if any such Investor or Investor Designee assigns the obligation to purchase any such Put Shares back to the Company (which the Company will be obligated to accept without condition), the provisions of Section 7.3.5 will be available to the Company and applicable to the purchase and sale of such Put Shares. The Company or any Investor or Investor Designee purchasing Put Shares pursuant to this Section 7.3.7 may require, at any time following the purchase and sale thereof, that such Put Shares be converted by the Company into shares of Class C Stock in accordance with the Company’s certificate of incorporation.
     7.4. Acknowledgment. Each Mays Executive and each of his Executive Designees acknowledges and agrees that none of the Company, any Investor, any Investor Designee or any Person that is directly or indirectly affiliated with the Company, any Investor, any Investor Designee and exercises any rights, or performs any obligations, under any of Sections 7.1, 7.2 or 7.3 (in each case including as a director, officer, manager, employee, agent or otherwise) has any duty or obligation to disclose to any of such Executive’s Call Group or Sale Group, and no member of any such Call Group or Sale Group shall have any right to be advised of, any material information regarding the Company or any of its subsidiaries or otherwise at any time prior to, upon, or in connection with any termination of an Mays Executive’s employment with the Company or any of its subsidiaries or upon the exercise of any Call Option, Put Option or other right to purchase Shares under this Section 7 or otherwise in connection with any purchase of Shares in accordance with the terms of any of Sections 7.1, 7.2 or 7.3.

     7.5. Period. The provisions of Sections 7.1, 7.2 and 7.3 shall terminate upon the earlier of (a) the occurrence of a Change of Control and (b) the closing of the Qualified Public Offering.

Exhibit B
Definitions
     “Appraisal” has the meaning set forth in Section 7.16.
     “Call Group” has the meaning set forth in Section 7.1.
     “Call Notice” has the meaning set forth in Section 7.1.2.
     “Call Notice Due Date” has the meaning set forth in Section 7.1.2.
     “Call Option” has the meaning set forth in Section 7.1.
     “Cause” when used in relation to a Mays Executive, has the meaning given to such term in the respective Employment Agreement to which such Mays Executive is a party.
     “Company Acceptance Notice” has the meaning set forth in Section 7.2.2.
     “Company ROFO Period” has the meaning set forth in Section 7.2.2.
     “Comparable Company” means, in relation to the Company during any given period of time following the termination of employment of a Mays Executive, any corporation that during such time has Publicly-Traded Shares and an amount of Publicly-Held Shares that have an aggregate value that is not less than 90%, or greater than 110%, of the aggregate value of the Company’s Publicly-Held Shares during such time and that the Board and such Mays Executive mutually agree is otherwise comparable to the Company.
     “Cost” means, with respect to any Executive Share, the purchase price paid for such Executive Share by the original holder thereof, less any distributions received with respect to such Executive Share.
     “Extended ROFO Period” has the meaning set forth in Section 7.2.2.
     “Fair Market Value” will be determined with respect to any Share as of any given date under clause (a) or (b) below, whichever is applicable to such Share under the circumstances, except that in all cases for purposes of this Agreement the “Fair Market Value” of a Restricted Share as of the Closing Date will be deemed to equal $36.00 (subject to appropriate adjustment as determined by the Company for any stock split, reverse stock split or similar transaction affecting the Class A Stock that occurs after the Closing Date):
     (a) if, on such date, the Company has Publicly-Traded Shares and the average weekly reported volume of trading in the Company’s Publicly-Traded Shares during the calendar weeks falling in the 30 calendar days preceding such date is at least equal to 50% of the median of the average weekly reported volumes of trading in the Publicly-Traded Shares of Comparable Companies during those same calendar weeks, then the “Fair Market Value” of such Share will be the average closing trading-price of the Company’s Publicly-Traded Shares during all of the trading days in that 30 calendar-day period; or

     (b) if the foregoing clause (a) is not applicable, then the “Fair Market Value” of such Share as of such date will be as determined by the Board in good faith; provided that if, not later than ten business days after being delivered notice of any such determination pursuant to Section 7.1 or 7.3, as applicable, the Mays Executive whose Call Group or Sale Group, as the case may be, has Executive Shares subject to such determination delivers written notice to the Board of his objection to such determination, then the “Fair Market Value” of such Share will be as determined by a nationally-recognized investment bank that is mutually acceptable to the Board and the applicable Mays Executive (which bank shall be selected by no later than ten business days after the applicable Mays Executive delivers such objection to the Board), whose determination will be binding on the Company and such Mays Executive and all members of his Call Group or Sale Group, as applicable, and whose fees and expenses shall be paid for by the Company.
     “Good Reason” when used in relation to a Mays Executive, has the meaning given to such term in the respective Employment Agreement to which such Mays Executive is a party.
     “Investor Acceptance Notice” has the meaning set forth in Section 7.2.2.
     “Investor Designee” means, in relation to any Investor, any Person designated by such Investor to purchase Executive Shares under Section 7.1, 7.2 or 7.3.
     “Mays Executive” means each of L. Lowry Mays, Mark P. Mays and Randall T. Mays.
     “New Options” means, as to any Mays Executive or his Permitted Transferees, Options that are Shares but are not Rollover Options.
     “New Option Shares” means Shares acquired upon exercise of a New Option.
     “Option Exercise Date” has the meaning set forth in Section 7.1.2.
     “Option Shares” means Shares acquired upon exercise of an Option that is a Share.
     “Other Put Eligible Shares” has the meaning set forth in Section 7.3.2.
     “Other Stock Put Option” has the meaning set forth in Section 7.3.2.
     “Permitted Public Transfer” has the meaning set forth in Section 7.2.
     “Permitted Sale Period” means (a) with respect to any Restricted Shares held by a member of a Mays Executive’s Sale Group, the period commencing on the effective date of the Mays Executive’s termination of employment with the Company or any of its subsidiaries and ending on the earlier of (i) the 90th day thereafter or (ii) March 1st of the year following the calendar year in which the Mays Executive’s termination of employment occurs; or (b) with respect to any other Executive Shares held by a member of a Mays Executive’s Sale Group, the period commencing on the effective date of the Mays Executive’s termination of employment with the Company or any of its subsidiaries and ending on the six-month anniversary thereof.

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     “Publicly-Held Shares” means, as of any given time, with respect to any class of common stock of a corporation that is registered under Section 12 of the Exchange Act, the total number of issued and outstanding shares of such class, as set forth in the most recent report filed by such corporation under the Securities Act or the Exchange Act (excluding, for purposes of this definition, all of the issued and outstanding shares of such class, if any, that are beneficially owned by any Person (or group of Persons reporting as a group under the Exchange Act) that beneficially owns 25% or more of such total number of reported issued and outstanding shares).
     “Publicly-Traded Shares” means, in relation to any corporation as of any given time, shares of such corporation’s common stock that are then issued and outstanding and belong to a class of common stock that is (a) registered under Section 12 of the Exchange Act and (b) listed on a national securities exchange, authorized for quotation in the automated quotations system of national securities association or traded over-the-counter.
     “Purchased Shares” means, as to any Mays Executive or Executive Designee or any of their respective Permitted Transferees: (a) all Shares originally purchased by or issued to such Mays Executive or Executive Designee (i) pursuant to the Subscription Agreement to which such Mays Executive or Executive Designee is party, (ii) in connection with the Closing in substitution of shares of restricted stock of Clear Channel granted to such Mays Executive on or about May 22, 2007 or (iii) pursuant to Section 5; and (b) all other Executive Shares designated as “Purchased Shares” by a Requisite Capital IV Majority.
     “Put Notice” has the meaning set forth in Section 7.3.3.
     “Put Option” has the meaning set forth in Section 7.3.
     “Put Shares” has the meaning set forth in Section 7.3.4.
     “Ratable Share” means:
     (a) as to any Investor, with respect to any Executive Shares that the Investors have a right to purchase under Section 7.1.7, a number of such Executive Shares equal to the product of (i) the aggregate number of such Executive Shares multiplied by (ii) a fraction, the numerator of which is the number of Shares held by that Investor as of the date the Investors are notified of or otherwise acquire their right to purchase such Executive Shares, and the denominator of which is the aggregate number of Shares held by all Investors as of that date;
     (b) as to any Investor, with respect to any Remaining ROFO Shares that the Investors have a right to purchase under Section 7.2.2, a number of such Remaining ROFO Shares equal to the product of (i) the aggregate number of such Remaining ROFO Shares multiplied by (ii) a fraction, the numerator of which is the number of Shares held by that Investor as of the date of the applicable Second ROFO Notice, and the denominator of which is the aggregate number of Shares held by all Investors as of that date; or
     (c) as to any Investor, with respect to any Put Shares that the Investors are notified of their opportunity to purchase under Section 7.3.7, a number of such Put

B-3

Shares equal to the product of (i) the aggregate number of such Put Shares multiplied by (ii) a fraction, the numerator of which is the number of Shares held by that Investor as of the date the Investors are notified of their opportunity to purchase such Put Shares, and the denominator of which is the aggregate number of Shares held by all Investors as of that date.
     “Remaining ROFO Shares” has the meaning set forth in Section 7.2.2.
     “Restricted Shares” means, as to Mark P. Mays or any of his Permitted Transferees or Randall T. Mays or any of his Permitted Transferees, as the case may be, the respective Shares originally granted to such Mays Executive pursuant to the terms of the respective Restricted Stock Agreement dated as of the Closing Date between the Company and such Mays Executive.
     “Restricted Stock Put Option” has the meaning set forth in Section 7.3.1.
     “Retirement” means, with respect to any Mays Executive, such Mays Executive’s retirement from service with the Company and its subsidiaries (a) after attaining 62 years of age or (b) after attaining 60 years of age and completing 36 months of service after the Closing.
     “ROFO Notice” has the meaning set forth in Section 7.2.2.
     “ROFO Price” has the meaning set forth in Section 7.2.2.
     “ROFO Shares” has the meaning set forth in Section 7.2.2.
     “Rollover Options” means, as to any Mays Executive or any Permitted Transferee of any such Mays Executive, Options governed by the terms of the respective Rollover Option Agreement dated as of the Closing Date between the Company and such Mays Executive.
     “Rollover Option Shares” means Shares acquired upon exercise of a Rollover Option.
     “Sale Group” has the meaning set forth in Section 7.2.
     “Second ROFO Period” has the meaning set forth in Section 7.2.2.
     “Transferring Executive Stockholder” has the meaning set forth in Section 7.2.2.
     “Unvested Restricted Shares” means, as of any given time, Restricted Shares that are not then Vested Executive Shares.
     “Vested Restricted Shares” means, as of any given time, Restricted Shares that are then Vested Executive Shares.

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